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                        LIST OF REGISTRANT SUBSIDIARIES

                                                                    EXHIBIT 21.1

ADVANSTAR HOLDINGS, INC.

  ADVANSTAR COMMUNICATIONS INC.
  (Wholly owned by Advanstar Holdings Inc.)

  ADVANSTAR EXPOSITIONS CANADA LIMITED
  (Wholly owned by Advanstar Communications Inc.)

  ART EXPOSITIONS INTERNATIONAL INC.
  (Wholly owned by Advanstar Communications Inc.)

  EXPOCON MANAGEMENT ASSOCIATES, INC.
  (Wholly owned by Advanstar Communications Inc.)

  ON DEMAND MARKETING, INC.
  (Wholly owned by Advanstar Communications Inc.)

  TECHNOLOGY EVENTS COMPANY, LLC
  (75% owned by Advanstar Communications Inc.)
  (25% owned by Art Expositions International Inc.)

  ADVANSTAR EDITORA E COMMUNICACOES LTDA
  (Wholly owned by Advanstar Holdings Inc.)

  H&T CONGRESSOS E FEIRAS LTDA.
  (Wholly owned by Advanstar Editora E Communicacoes LTDA)

  ADVANSTAR COMMUNICATIONS ASIA PACIFIC PARTNERSHIP
  (50% owned by Advanstar Communications Inc.)
  (50% owned by Art Expositions International Inc.)

  ADVANSTAR WIDEBAND PARTNERSHIP
  (50% owned by Advanstar Communications Inc.)

  HOME ENTERTAINMENT EVENTS PARTNERSHIP
  (50% owned by Advanstar Communications Inc.)

  MEN'S APPAREL GUILD IN CALIFORNIA, INC.
  (Wholly owned by Advanstar Communications Inc.)

  MAGIC KIDS, INC.
  (Wholly owned by Men's Apparel Guild in California, Inc.)

  APPLIED BUSINESS TELECOMMUNICATIONS
  (Wholly owned by Advanstar Communications Inc.)

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